English Translation
Exhibit 10.18
Form of Power of Attorney
Principal: A
ID Card Number: B
Domicile: C
Legal Representative: D
Agent: Hangzhou Dianneng Technologies Co., Ltd.
Domicile: Room 105, Building 3, No.1197 Bin’an Road, Binjiang District, Hangzhou
Legal Representative: Tao Song
E, hereby irrevocably authorize Hangzhou Dianneng Technologies Co., Ltd. (“Hangzhou Dianneng”) to exercise the following rights within the valid term hereof:
Authorize Hangzhou Dianneng or a qualified Chinese citizen designated by it (hereinafter referred to as the “Agent”) to act as the exclusive and sole agent of Principal in respect of the following matters:
Exercise all the voting power and other rights of Principal as a shareholder of Hangzhou Sky Network Technologies Co., Ltd. (“Sky Network”), including but not limited to acting as the authorized representative of Principal in appointing and electing officers of Sky Network (e.g. directors, general manager, etc) at the shareholders’ meeting of Sky Network.
Hangzhou Dianneng or its agent shall have the right to act for and on behalf of Principal within the scope of authorization in signing all the transfer documents necessary for performing all the obligations of Principal under the Equity Pledge Agreement and the Call Option and Cooperation Agreement executed on the date of this Power of Attorney.
Any act taken or document executed by Hangzhou Dianneng or its agent regarding Sky Network shall be regarded as taken or executed by Principal. Principal hereby acknowledges, recognizes and approves any such act taken or document executed by Hangzhou Dianneng or its agent.
The above authorization and entrustment is based on the precondition that the “Agent” is a Chinese citizen and an employee of Hangzhou Dianneng and that the controlling shareholder of Hangzhou Dianneng agrees to such authorization and entrustment. Once the “Agent” no longer holds any position in Hangzhou Dianneng or Hangzhou

Dianneng issues a notice for replacing the “Agent”, Principal will immediately revoke the authorization and entrustment made hereby to the “Agent”, and will designate/authorize another Chinese citizen who is an employee of and designated by Hangzhou Dianneng to act for and on behalf of Principal in exercising the above-mentioned voting power and other rights at the shareholders’ meeting of Sky Network.
Hangzhou Dianneng or the Agent shall cautiously, diligently and legally perform entrusted obligations within the scope of authorization and hold the Principal harmless against all losses / damages (except those resulting from any intentional or material negligence on the part of the Principal) that may arise as a result of such authorization and entrustment, failing which Hangzhou Dianneng or the Agent shall legally bear all the legal liabilities and economic consequences to the Principal and Sky Network.
The valid term of this Power of Attorney is 20 years and will begin on and from the date of execution hereof.
Principal: F
Signature: G
July 1, 2010

Annex

A	B	C	D	E	F	G
Hangzhou Mijia Technologies Co., Ltd. (“Mijia Technologies”)	N/A	Room 610, Building 2, No.1197 Bin’an Road, Binjiang District, Hangzhou	Tao Song	We, Mijia Technologies, , a limited liability company duly organized and validly existing under the laws of the People’s Republic of China,	Hangzhou Mijia Technologies Co., Ltd.	/s/ Tao Song

Qinyi Zhu		Room 201, 65# Building, Taiziyuan, Hupan Garden, Hangzhou	N/A	I, Qinyi Zhu, a Chinese citizen,	Qinyi Zhu	/s/ Qinyi Zhu